Exhibit 99.2

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

A.	INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION

	A1.	What is the objective of the TIAA Real Estate Account?

	A2.	What is the investment strategy of the TIAA Real Estate Account?

	A3.	What can the TIAA Real Estate Account invest in?

	A4.	Are investments in the TIAA Real Estate Account leveraged?

	A5.	Are the Real Estate Account’s investments wholly-owned or are there joint-venture partnerships?

	A6.	Is the Real Estate Account invested in any international properties?

	A7.	What is the Real Estate Account’s target asset allocation across property types and regions?

	A8.	How is risk managed by the Real Estate Account?

B.	ACCOUNT MANAGEMENT AND PROCESS

	B1.	How is the Real Estate Account managed?

	B2.	How is the real estate research function organized?

	B3.	How are properties selected for the Account?

	B4.	How are properties allocated between the various real estate portfolios managed by TIAA -CREF?

	B5.	Who manages the properties owned by the Real Estate Account?

	B6.	Why is the expense ratio for the Real Estate Account so high compared to other TIAA -CREF products?

	B7.	How does the Real Estate Account guarantee liquidity?

	B8.	What is the Real Estate Account’s policy on holding cash?

	B9.	Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?

	B10.	How is risk managed by the Real Estate Account?

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

C.	ACCOUNT AND PROPERTY VALUATION

	C1.	How are properties in the Real Estate Account valued?

	C2.	How are daily unit values derived for the Real Estate Account when real estate transactions don’t occur every day?

D.	PARTICIPANT TRANSACTIONS

	D1.	How often can I transfer/sell units out of the Real Estate Account?

	D2.	Why are transfers out of the Real Estate Account limited?

	D3.	How does the Real Estate Account guarantee liquidity?

	D4.	What is the role of the Independent Fiduciary as it pertains to TIAA’s ownership of liquidity units?

E.	ACCOUNT INVESTMENT RISKS

	E1.	What are the Real Estate Account’s investment risks?

	E2.	Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?

	E3.	How is risk managed by the Real Estate Account?

F.	PERFORMANCE: RISK AND RETURN INDICATORS

	F1.	What are the Internal Rates of Returns (IRR) for the Real Estate Account?

	F2.	What are the historical total returns of the Real Estate Account?

	F3.	Is the Real Estate Account included in a GIPS (Global Investment Performance Standards, formerly AIMR — Association for Investment Management and Research) compliant performance presentation?

	F4.	How does the TIAA Real Estate Account’s performance compare to its benchmark?

	F5.	Is there a direct real estate peer group or Morningstar category for the TIAA Real Estate Account?

	F6.	What is the Real Estate Account’s beta?

	F7.	What is the Real Estate Account’s volatility and how does it compare to that of other asset classes?

	F8.	Is the TIAA Real Estate Account a good diversifier?

G.	MISCELLANEOUS

	G1.	Is there a difference between investing in the TIAA Real Estate Account and a REIT (Real Estate Investment Trust) fund?

	G2.	Why is the expense ratio for the Real Estate Account so high compared to other TIAA-CREF products?

	G3.	Where can I get more detailed information about the Real Estate Account?

2	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

A.	INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION

A1.	WHAT IS THE OBJECTIVE OF THE TIAA REAL ESTATE ACCOUNT?

The Real Estate Account seeks favorable long-term returns primarily through rental income and appreciation of real estate investments. The Account also will invest in publicly traded securities and other investments that are easily converted to cash to purchase or improve properties, cover other expenses or make redemptions.

A2.	WHAT IS THE INVESTMENT STRATEGY OF THE TIAA REAL ESTATE ACCOUNT?

The Real Estate Account seeks to invest between 75% and 85% of its assets directly in real estate or real estate-related investments (including real estate related securities). The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail and multi-family residential properties. The Account can also invest in other real estate or real estate-related investments, through joint ventures, real estate partnerships or real estate investment trusts (REITs). There will be periods of time (such as in the fourth quarter of 2008 and in the first half of 2009) during which the Real Estate Account’s cash and marketable securities (which are intended to comprise between 15% and 25% of the Real Estate Account’s assets) will comprise less than 10% of the Real Estate Account’s assets, particularly during and immediately following periods of significant net participant outflows. Management’s long-term goal remains having the Real Estate Account’s holdings in short-term marketable securities comprise at least 15% of its assets to the extent practicable, consistent with its investment strategy and objective.

A3.	WHAT CAN THE TIAA REAL ESTATE ACCOUNT INVEST IN?

The Real Estate Account can invest in, but is not limited to investing in, the following:

Real estate-related assets:

■ Direct or joint venture ownership of commercial properties throughout the United States and internationally — the Account does not invest directly in single-family residential real estate

■ Commercial mortgages

■ Real Estate Investment Trust (REIT) common stocks, preferred stocks or debt

■ Mortgage-backed securities (including commercial mortgage-backed securities)

■ Real estate funds (such as limited partnerships)

Non-real estate-related assets:

■ High-quality commercial paper and corporate obligations

■ Government agency bonds

Please see the TIAA Real Estate Account Quarterly Form 10-Q for the latest portfolio composition.

A4.	ARE INVESTMENTS IN THE TIAA REAL ESTATE ACCOUNT LEVERAGED?

The Account may borrow money and assume or obtain a mortgage on a property— i.e., make leveraged real estate investments. The Real Estate Account may use leverage within certain limitations. Under the Account’s

3	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

investment guidelines that remain in place through November 1, 2009, borrowings (including the Account’s share of the debt on investments in joint ventures) are limited to 30% of the Account’s total net assets measured at the time of incurrence (a “debt to equity ratio”). Under the Account’s new investment guidelines, which are effective November 1, 2009: (i) the Account will maintain outstanding debt in an aggregate principal amount not to exceed the principal amount of debt outstanding as of the date of adoption of such guidelines (approximately $4.0 billion); (ii) subject to this $4.0 billion limitation, the Account may incur and/or maintain debt on its properties (including refinancing outstanding debt, assuming debt on the Account’s properties, extending the maturity date of outstanding debt and/or incurring new debt on its properties) based on the ratio of the outstanding principal amount of the Account’s debt to the Account’s total gross asset value (a “loan to value ratio”); and (iii) management intends to attain a loan to value ratio of 30% or less by December 31, 2011 and thereafter intends to maintain it at or below 30% (measured at the time of incurrence and after giving effect thereto). Within these parameters, the Account may also establish and draw upon a line of credit in order to meet short-term cash needs.

As of August 18, 2009, the Account’s debt to equity ratio was approximately 42.5% and the Account’s loan to value ratio was approximately 31.3%. As the Real Estate Account’s total assets fluctuate from time to time (whether due to valuation adjustments on the underlying assets or otherwise), the Account’s total borrowings as a percentage of its assets will fluctuate, even without the incurrence of additional leverage at such time. On any individual property, leverage is limited to 70% of the value of the property at the time debt is placed. For example, if the Account purchases a property for $10 million, it may obtain a mortgage of $7 million and provide $3 million in cash. If a property with debt declines in value, leverage may then exceed 70% of the value of the property.

4	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

A5.	ARE THE REAL ESTATE ACCOUNT’S INVESTMENTS WHOLLY-OWNED OR ARE THERE JOINT-VENTURE PARTNERSHIPS?

While the majority of the Real Estate Account’s investments are wholly-owned, it does hold property with co-ownership through a variety of joint ventures, the most common of which are general or limited partnerships.

A6.	IS THE REAL ESTATE ACCOUNT INVESTED IN ANY INTERNATIONAL PROPERTIES?

As of June 30, 2009, the Real Estate Account held two investments outside of the United States: an office property in London and a retail property in Paris.

A7.	WHAT IS THE REAL ESTATE ACCOUNT’S TARGET ASSET ALLOCATION ACROSS PROPERTY TYPES AND REGIONS?

The Real Estate Account seeks to invest between 75% and 85% of its assets directly in real estate or real estate-related investments. These percentages will vary from time to time depending on market conditions and the availability of high quality real estate and there will be periods of time (such as in the fourth quarter of 2008 and in the first half of 2009) during which the Real Estate Account’s cash and marketable securities (which are intended to comprise between 15% and 25% of the Real Estate Account’s assets) will comprise less than 10% of the Real Estate Account’s assets. The Account seeks to diversify its investments by property type and geographic location; however, this diversification is dependent upon market conditions, the availability of the product type and cash available to invest. The current portfolio diversification can be found in the TIAA Real Estate Account Quarterly Form 10-Q.

A8.	HOW IS RISK MANAGED BY THE REAL ESTATE ACCOUNT?

The objective of the Real Estate Account is to maximize total return while maintaining an acceptable level of risk. That level of risk is managed through geographic and property-type asset diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable. In addition, hold and sell analyses are performed on a regular basis to determine the optimal time to sell assets.

B.	ACCOUNT MANAGEMENT AND PROCESS

B1.	HOW IS THE REAL ESTATE ACCOUNT MANAGED?

The Real Estate Account is managed by members of the TIAA-CREF global real estate team; the team consists of over 70 real estate professionals and is responsible for the management of approximately $16 billion (as of 6/30/09) in direct real estate investments and real estate-related funds, which includes assets outside of the Real Estate Account portfolio. The portfolio management team oversees the activities of the acquisition, asset management and other real estate professionals who manage the direct real estate assets, Real Estate Investment Trusts (REITs), other real estate-related investments and the short-term holdings of the Account.

5	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

For more information on the Account’s portfolio management team, please see the TIAA Real Estate Account’s Prospectus — Appendix A, under the Portfolio Management Team section.

6	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

B2.	HOW IS THE REAL ESTATE RESEARCH FUNCTION ORGANIZED?

The TIAA Global Real Estate group, including the Real Estate Account, is supported by a dedicated team of research professionals, including a Ph.D. economist. Through a combination of internal analysis and a wide array of external data and resources, the research team provides an in-depth evaluation of real estate markets, capital markets, local demographics and the underlying macroeconomic forces that affect real estate market conditions.

B3.	HOW ARE PROPERTIES SELECTED FOR THE REAL ESTATE ACCOUNT?

An annual business plan is prepared that provides an overall strategy for the Real Estate Account. As part of this plan, certain geographic markets are targeted based on extensive research. In addition to geographic diversification, property-type diversification is also a factor in the selection of properties. This is driven by market conditions as well as how the property type and location complement the Account’s existing assets. The strategy is implemented by senior management and a team of acquisition professionals.

B4.	HOW ARE PROPERTIES ALLOCATED BETWEEN THE VARIOUS REAL ESTATE PORTFOLIOS MANAGED BY TIAA-CREF?

All TIAA real estate portfolios actively purchase real estate investments. However, the accounts or funds are managed with different investment strategies, helping to minimize situations in which they compete for the same transactions.

When two or more portfolios do have interest in acquiring the same property or properties, a TIAA Allocation Committee comprised of portfolio managers and senior management ensures the appropriate allocation between accounts. This is accomplished by considering several factors, such as the effect of the purchase on the diversification of each account’s portfolio, the investment strategy for a particular account, the relative capital available for investment by each account, liquidity requirements and other relevant legal or investment policy factors. If this committee cannot unanimously agree on the proper allocation, a strict rotation system will be used whereby the interested account highest on the list will be allocated the investment, and then such account will fall to the bottom of the list thereafter.

For more information, please see the TIAA Real Estate Account Prospectus, under the section Establishing and Managing the Account — The Role of TIAA.

B5.	WHO MANAGES THE PROPERTIES OWNED BY THE REAL ESTATE ACCOUNT?

The Real Estate Account typically hires nationally or regionally recognized commercial real estate property management firms, which have local companies or offices to perform the onsite daily management of the properties.

7	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

B6.	WHY IS THE EXPENSE RATIO FOR THE REAL ESTATE ACCOUNT SO HIGH COMPARED WITH THOSE OF OTHER TIAA-CREF PRODUCTS?

The Real Estate Account’s expense ratio is high in relation to those of other TIAA-CREF retirement products for several reasons. The Real Estate Account incurs expenses that do not affect other TIAA-CREF products, including independent fiduciary fees, appraisal fees, the liquidity guarantee premium and in-house asset management fees. However, it should be noted that when compared to the fees charged by competing variable annuities and open-end mutual fund products across all Morningstar categories, we believe the Real Estate Account’s expense ratio is low.*

* The current total estimated annual expense deduction (for the May 1, 2009 to April 30, 2010 period) from the Account’s net assets is 1.01%.

For more information, please see the TIAA Real Estate Account Prospectus, under the Expense Deductions section.

B7.	HOW DOES THE REAL ESTATE ACCOUNT GUARANTEE LIQUIDITY?

The Real Estate Account has historically held between 15% and 25% of its assets in liquid securities — i.e., real estate investment trusts (REITs), commercial mortgage-backed securities, commercial paper, government agency bonds and cash, in accordance with its stated investment strategy. However, the Real Estate Account’s holdings in liquid securities decreased below this level in late 2008, primarily due to the significant participant redemption activity which began in 2008 and the Real Estate Account’s liquid assets have remained below 10% of its total assets since this time.

The Real Estate Account’s liquid assets, together with cash flow from operating activities and participant transactions, continue to be available to purchase additional suitable real estate and to meet the Account’s expense needs and participant redemption requests (i.e., cash withdrawals, benefit payments, or transfers). In addition, under the Real Estate Account’s investment guidelines, the Real Estate Account may borrow money (subject to the leverage limitations as explained in REA FAQ # A4). In the event that the Real Estate Account’s level of liquidity is not sufficient to guarantee that Real Estate Account participants may redeem their accumulation units, the TIAA General Account will purchase accumulation units issued by the Real Estate Account (sometimes called liquidity units) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Real Estate Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Real Estate Account.

Pursuant to this liquidity guarantee, the TIAA General Account purchased an aggregate of $156 million of liquidity units issued by the Real Estate Account on December 24, 2008. Subsequent to this initial purchase, the TIAA General Account has purchased an additional $1.059 billion in the aggregate of liquidity units in multiple transactions through June 30, 2009. Management cannot predict the extent to which future liquidity unit purchases, if any, will be required under this liquidity guarantee, nor can management predict when such liquidity units will be redeemed in part, or in full.

For more information, please see the TIAA Real Estate Account Prospectus under Establishing and Managing the Account – The Role of TIAA in the section entitled “liquidity guarantee”.

8	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

B8.	WHAT IS THE REAL ESTATE ACCOUNT’S POLICY ON HOLDING CASH?

Cash is held in the form of liquid securities that are easily converted to cash. Please see the REA FAQ # B7 above for additional information.

B9.	ARE THE PROPERTIES IN THE REAL ESTATE ACCOUNT INSURED FOR LOSSES DUE TO NATURAL DISASTERS, TERRORISM OR VANDALISM?

The Real Estate Account’s managers attempt to obtain comprehensive insurance on every building owned by the portfolio. Investors should be aware, however, that in specific markets, certain types of insurance coverage may be either unavailable or prohibitively priced, and that insurance coverage may not always be adequate to cover all losses.

9	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

B10.	HOW IS RISK MANAGED BY THE REAL ESTATE ACCOUNT?

The objective of the Real Estate Account is to maximize total return while maintaining an acceptable level of risk. That level of risk is managed through geographic and property-type asset diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable. In addition, hold and sell analyses are performed on a regular basis to determine the optimal time to sell assets. Please note in particular the section of the TIAA Real Estate Account Prospectus entitled “Risks” for more detail on the risks associated with an investment in the Real Estate Account.

C.	ACCOUNT AND PROPERTY VALUATION

C1.	HOW ARE PROPERTIES IN THE REAL ESTATE ACCOUNT VALUED?

The properties are valued on a fair value basis. Each property is valued on a quarterly basis by independent third party appraisers who are MAI (or its European equivalent, RICS) Certified appraisers. MAI and RICS are professional designations for appraisers who are experienced in the valuation and evaluation of commercial, industrial, residential and other types of properties. TIAA’s internal appraisal staff (which is a separate unit from the Global Real Estate group) is comprised of MAI (or RICS) certified appraisers and oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary. Additional appraisals and valuations of the Account’s properties may be performed outside of the quarterly appraisal process as facts and circumstances at a specific property change (for example, when bids are obtained for properties held for sale, and/or upon the insolvency of a large tenant or tenants). The Real Estate Account’s independent fiduciary oversees the entire valuation process and can also require additional appraisals if it believes a property’s value might have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior month.

The fair value of the real estate is an estimate of the most probable price for which a property would sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction.

The property appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practices (USPAP), the real estate industry standards created by the Appraisal Foundation (or equivalent standards for a non-U.S. property). Where there is a mortgage on the property, it is valued and reported separately, and the property is valued as if it were free and clear of the mortgage. When conducting appraisals, appraisers consider the three approaches to value: The Cost Approach, The Sales Comparison Approach and the Income Approach. In most cases, when appraising an income-producing property, the Income Approach is the most relevant method, specifically the discount cash flow analysis. However, in some cases, an income approach via direct capitalization may be appropriate. The Account adopted FASB statements 157 & 159 on January 1, 2008 and values assets in accordance with FASB 157 & 159.

10	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

For more information, please refer to the TIAA Real Estate Account Form 10-K or the TIAA Real Estate Account’s Prospectus under the section Valuing the Account’s Assets.

C2.	HOW ARE DAILY UNIT VALUES DERIVED FOR THE REAL ESTATE ACCOUNT WHEN REAL ESTATE TRANSACTIONS DON’T OCCUR EVERY DAY?

The assets of the Real Estate Account are valued at the close of each business day. The values of the properties are adjusted daily to account for capital expenditures and appraisals as they occur. In general, the Account obtains appraisals for each real estate property throughout the quarter, which is intended to result in appraisal adjustments (to the extent adjustments are made) that happen regularly throughout each quarter and not on one specific day in each period. In addition, an estimated daily equivalent of net operating income is taken into consideration and is adjusted for actual transactional activity. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis.

It is important to note that the Real Estate Account generally obtains appraisals on a quarterly basis, (although more frequent valuations or appraisals may occur as specific facts and circumstances at a specific property change) and as such, there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Real Estate Account’s daily net asset value calculation or in the Real Estate Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or an increase) in property values in a relatively short period of time between appraisals. For example, appraised property values may prove to be too high in a rapidly declining commercial real estate market, and appraised values may not reflect the actual realizable value of a real estate asset that would be obtained in a rush sale where time was of the essence.

Please note in particular the section of the TIAA Real Estate Account prospectus entitled “Risks” for more detail on the risks associated with valuation and appraisals.

D.	PARTICIPANT TRANSACTIONS

D1.	HOW OFTEN CAN I TRANSFER/SELL UNITS OUT OF THE REAL ESTATE ACCOUNT?

Transfers out of the Real Estate Account to a TIAA or CREF account or into another investment option can be executed at any time but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter.

11	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

D2.	WHY ARE TRANSFERS OUT OF THE REAL ESTATE ACCOUNT LIMITED?

Transfers out of the Real Estate Account are limited because excessive activity can hurt the Account’s performance. The quarterly restriction was imposed to dissuade investors with a short-term investment horizon and/or market timing strategists from using the Account for speculative purposes or short-term gains, which could work to the detriment of all participants. Real estate assets are not as liquid as public market securities; they generally require a longer-term investment horizon and require an extended period of time to buy and sell.

D3.	HOW DOES THE REAL ESTATE ACCOUNT GUARANTEE LIQUIDITY?

The Real Estate Account has historically held between 15% and 25% of its assets in liquid securities — i.e., real estate investment trusts (REITs), commercial mortgage-backed securities, commercial paper, government agency bonds and cash, in accordance with its stated investment strategy. However, the Real Estate Account’s holdings in liquid securities decreased below this level in late 2008, primarily due to the significant participant redemption activity which began in 2008 and the Real Estate Account’s liquid assets have remained below 10% of its total assets since this time.

The Real Estate Account’s liquid assets, together with cash flow from operating activities and participant transactions, continue to be available to purchase additional suitable real estate and to meet the Account’s expense needs and participant redemption requests (i.e., cash withdrawals, benefit payments, or transfers). In addition, under the Real Estate Account’s investment guidelines, the Real Estate Account may borrow money (subject to the leverage limitations as explained in REA FAQ # A4). In the event that the Real Estate Account’s level of liquidity is not sufficient to guarantee that Real Estate Account participants may redeem their accumulation units, the TIAA General Account will purchase accumulation units issued by the Real Estate Account (sometimes called liquidity units) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Real Estate Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Real Estate Account.

Pursuant to this liquidity guarantee, the TIAA General Account purchased an aggregate of $156 million of liquidity units issued by the Real Estate Account on December 24, 2008. Subsequent to this initial purchase, the TIAA General Account has purchased an additional $1.059 billion in the aggregate of liquidity units in multiple transactions through June 30, 2009. Management cannot predict the extent to which future liquidity unit purchases, if any, will be required under this liquidity guarantee, nor can management predict when such liquidity units will be redeemed in part, or in full.

For more information, please see the TIAA Real Estate Account Prospectus under Establishing and Managing the Account – The Role of TIAA in the section entitled “liquidity guarantee”.

D4.	WHAT IS THE ROLE OF THE INDEPENDENT FIDUCIARY AS IT PERTAINS TO TIAA’S OWNERSHIP OF LIQUIDITY UNITS?

As disclosed in the Real Estate Account’s prospectus, among other responsibilities, the Real Estate Account’s independent fiduciary (Real Estate Research Corporation) has certain responsibilities with respect to TIAA’s purchase of liquidity units, including among other things, reviewing the purchase and redemption of liquidity units by TIAA to ensure the Real Estate Account uses the correct unit values. In addition, the independent

12	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

fiduciary’s responsibilities include establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point, as well as participating in any reduction of TIAA’s ownership interest below the trigger point.

The independent fiduciary has initially established the trigger point at 45% of the outstanding accumulation units and it will continue to monitor TIAA’s ownership interest in the Real Estate Account and provide further recommendations as necessary. TIAA owned 11.55% of the outstanding accumulation units as of June 30, 2009. For more information regarding the role of the independent fiduciary, please refer to the TIAA Real Estate Account Prospectus.

E.	ACCOUNT INVESTMENT RISKS

E1.	WHAT ARE THE REAL ESTATE ACCOUNT’S INVESTMENT RISKS?

The Real Estate Account is subject to certain risks, which include but are not limited to market and investment style risk as well as valuation risk. The ownership of real estate has specific risks as well, including fluctuations in property values, fluctuations in expenses, lower income than expected, risks associated with the use of leverage, potential uninsured losses, potential environmental problems and other possible liabilities. The Account’s concentration in the real estate sector makes it subject to greater risk and more volatility than diversified portfolios, and its value may be substantially influenced by economic events affecting the real estate industry at the time.

For a detailed discussion of investment risks associated with an investment in the Real Estate Account, please see the TIAA Real Estate Account Prospectus, under the Risks section.

E2.	ARE THE PROPERTIES IN THE REAL ESTATE ACCOUNT INSURED FOR LOSSES DUE TO NATURAL DISASTERS, TERRORISM OR VANDALISM?

The Real Estate Account’s managers attempt to obtain comprehensive insurance on every building owned by the portfolio. Investors should be aware, however, that in specific markets, certain types of insurance coverage may be either unavailable or prohibitively priced, and that insurance coverage may not be adequate to cover all losses.

13	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

E3.	HOW IS RISK MANAGED BY THE REAL ESTATE ACCOUNT?

The objective of the Real Estate Account is to maximize total return while maintaining an acceptable level of risk. That level of risk is managed through geographic and property-type asset diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable. In addition, hold and sell analyses are performed on a regular basis to determine the optimal time to sell assets.

F.	PERFORMANCE: RISK AND RETURN INDICATORS

F1.	WHAT ARE THE INTERNAL RATES OF RETURN (IRR) FOR THE REAL ESTATE ACCOUNT?

While the IRR may be calculated for the underlying properties within the Real Estate Account, it is neither an applicable measurement nor a good indication of performance for open-end accounts such as the TIAA Real Estate Account. In open-end accounts, a manager has little control over the timing of participant cash flows into or out of the Account.

F2.	WHAT ARE THE HISTORICAL TOTAL RETURNS OF THE REAL ESTATE ACCOUNT?

Please see annual total returns in table below.

TIAA REAL ESTATE ACCOUNT	TIAA REAL ESTATE ACCOUNT
ANNUAL RETURNS	INVESTMENT PERFORMANCE SUMMARY
INCEPTION: 10/02/1995	FOR PERIOD ENDING JUNE 30, 2009

YEAR	TOTAL RETURN (%)

1995*	1.32	*

1996	8.33

1997	10.07

1998	8.07

1999	8.17

2000	10.66

2001	6.29

2002	3.41

2003	7.50

2004	12.57

2005	14.02

2006	14.04

2007	13.80

2008	-14.15

*	1995 figure represents three months of cumulative returns, since the Account’s inception was October 2, 1995.

Net Assets (in $Mil.) 06/30/09	$9,302.4

Expense Ratio (BPS)*	101

1 Year (07/01/08 to 06/30/09)	-29.84%

5 Year (07/01/04 to 06/30/09)	2.52%

10 Year (07/01/99 to 06/30/09)	4.83%

Inception Date	10/02/95

*	Current estimated annual expense deductions from the Account’s net assets.

The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units or shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted herein. For performance current to the most recent month, visit http://www.tiaa-cref.org or call 888 842-0318.

14	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

F3.	IS THE REAL ESTATE ACCOUNT INCLUDED IN A GIPS (GLOBAL INVESTMENT PERFORMANCE STANDARDS, FORMERLY AIMR — ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH) COMPLIANT PERFORMANCE PRESENTATION?

Yes. TIAA-CREF claims GIPS compliance on a firm-wide basis. Since the Real Estate Account is fee-paying and discretionary, it is included in the TIAA-CREF Domestic Real Estate Composite, which reports GIPS compliant performance.

F4.	HOW DOES THE TIAA REAL ESTATE ACCOUNT’S PERFORMANCE COMPARE TO ITS BENCHMARK?

The TIAA Real Estate Account is a unique product in that it invests primarily in directly-owned real estate and other real estate-related assets, such as real estate investment trust (REIT) common stocks, as well as liquid short-term investments. Given its unique structure, there are currently no publicly available sources of returns that investors can use as a direct comparison for assessing the Account’s performance.

In order to provide a relative measure for comparison, TIAA has constructed a Real Estate Account (REA) Composite Index for use by clients and prospects. The REA Composite Index is constructed by calculating the weighted average of the property performance of NCREIF (National Council of Real Estate Investment Fiduciaries — the real estate industry standard for property performance) Open End contributors, the Dow Jones Wilshire Real Estate Securities Index (a broad measure of the performance of publicly-traded real estate securities, such as REITs and real estate operating companies) and the iMoneyNet All-Taxable Average (a simple average of over 1,000 taxable money market funds). The Real Estate Account’s performance that may be compared to the REA Composite Index is comprised of a weighted average of its property returns as calculated by NCREIF and the Account’s REIT and short-term returns.

There are various nuances involved in these calculations, which are fully explained in a REA Composite Index Comparison document that is prepared each quarter. Given its complexity, the document is best explained to investors by registered representatives of TIAA-CREF Individual & Institutional Services, Inc.

Please see the REA Composite Index Comparison document for more information.

F5.	IS THERE A DIRECT REAL ESTATE PEER GROUP OR MORNINGSTAR CATEGORY FOR THE TIAA REAL ESTATE ACCOUNT?

Due to the unique nature of the Account, it does not fit perfectly in any of the existing Morningstar categories. However, Morningstar currently includes the TIAA Real Estate Account in its Variable Annuity (VA) universe under the Specialty Real Estate category. This category is comprised mainly of REIT products, which do not behave exactly like direct real estate investments. This categorization can and does result in ratings and rankings that may not be appropriate. Please see REA FAQ #G1 for differences between investing in the TIAA Real Estate Account and a REIT fund.

15	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

F6.	WHAT IS THE REAL ESTATE ACCOUNT’S BETA?

The beta of a stock fund measures the volatility that the fund experiences relative to the stock market as a whole, as measured by a specific market index (such as the S&P 500 Index). The Real Estate Account invests in real properties, other real estate-related assets, including real estate investment trusts (REITs), and short-term instruments. Given that there is currently no publicly traded market or appropriate representative market index by which the TIAA Real Estate Account can be appropriately compared, beta is not a meaningful measure for the Account.

F7.	WHAT IS THE REAL ESTATE ACCOUNT’S VOLATILITY AND HOW DOES IT COMPARE TO THAT OF OTHER ASSET CLASSES?

When investors measure risk, they typically refer to the volatility of returns over time. Volatility is captured in the statistical measurement of standard deviation, which illustrates the degree to which returns tend to deviate from an average over a specific period of time. Clearly, the smaller the standard deviation, the less variability in returns from period to period, and theoretically, the less ‘risky’ the investment. Of course, volatility characteristics may change over time. There may be periods of stability followed by periods of turbulence over the history of an asset class. The following table shows the volatility of quarterly returns of various asset classes and that of the TIAA Real Estate Account.

STANDARD DEVIATION (%), ANNUALIZED AS OF JUNE 30, 2009

	3 YEARS 7/1/06 – 6/30/09	5 YEARS 7/1/04 – 6/30/09	10 YEARS 7/1/99 – 6/30/09

TIAA Real Estate Account	7.3	6.4	4.6

Stocks	19.0	15.5	16.0	S&P 500® Index

Bonds	4.0	3.6	3.8	Barclay’s Capital Aggregate Bond Index

Cash	0.6	0.5	0.5	U.S. 30-Day Treasury Bills

REITs	35.7	29.3	22.9	FTSE NAREIT* All REIT Index

S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies.

*	NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. Real Estate Investment Trusts (REITs) and publicly traded real estate companies.

Calculations based on monthly total returns. Index data source: Ibbotson Associates

As you can see in the table above, the volatility of the TIAA Real Estate Account has increased (7.3% over the past three years versus 4.6% over the past 10 years). This is a reflection of current difficult economic conditions and its effects on real estate market conditions. Still, REA volatility over this period is still considerably below that of Stocks and REITs as measured by the S&P 500 Index and NAREIT All REIT Index respectively. REA volatility is somewhat above Bonds as measured by the Barclay’s Capital Aggregate Bond Index and, as expected considerably above Cash as measured by U.S. 30-Day Treasury Bills. There is no guarantee that such relative low volatility compared to stocks and REITs will continue, particularly if the valuations of commercial real estate continue to decline

16	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

F8.	IS THE TIAA REAL ESTATE ACCOUNT A GOOD DIVERSIFIER?

The adage “don’t put all your eggs in one basket” refers to the concept of diversification. In a financial environment, investing in asset classes that behave similarly is like putting all your eggs in the same basket. One indicator of the relationship between different asset classes is correlation. Correlation is a statistical measure that indicates how closely the returns of two assets classes move over time. An asset class is considered a good portfolio diversifier if its correlation to other asset classes in a portfolio is low or negative. Correlations range from -1.0 to 1.0. A correlation of 1.0 indicates that the assets’ returns move together in unison (e.g., when Asset A increases by 10%, Asset B increases by 10% as well). Conversely, a correlation of -1.0 indicates that the assets move in opposite directions (e.g., when Asset A increases by 10%, Asset B decreases by 10%).

17	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

CORRELATION MATRIX OCTOBER 1995 TO JUNE 2009

	TIAA REA	STOCKS	BONDS	CASH

TIAA Real Estate Account	1.00	0.12	-0.10	0.47

Stocks	0.12	1.00	0.04	0.12	S&P 500 Index

Bonds	-0.10	0.04	1.00	0.08	Barclay’s Capital Aggregate Bond Index

Cash	0.47	0.12	0.08	1.00	U.S. 30-Day Treasury Bills

Correlation matrix based on monthly total returns.
Index data source: Ibbotson Associates

The Account’s correlation to Stocks and Bonds is extremely low, at 0.12 and -0.10, respectively. Correlation to Cash is higher, at 0.47, but the Account still offers diversification benefits to that asset class as well.

G.	MISCELLANEOUS

G1.	IS THERE A DIFFERENCE BETWEEN INVESTING IN THE TIAA REAL ESTATE ACCOUNT AND A REIT (REAL ESTATE INVESTMENT TRUST) FUND?

Yes. There are several differences. First, when you invest in the TIAA Real Estate Account, you are investing primarily in directly owned real estate. When you invest in a REIT fund, you invest in a fund that primarily buys securities of publicly traded companies that own and manage direct real estate investments. Second, because there are active, liquid markets for REITs, there are typically no limitations on transfers in and out of REIT funds. Conversely, transfers out of the Real Estate Account are limited to once per calendar quarter. Please see REA FAQ # D2 to see why transfers out of the TIAA Real Estate Account are limited. Third, under the Real Estate Account’s current investment guidelines, the TIAA Real Estate Account may incur leverage up to 30% of its total net assets and effective November 1, 2009, a cap on aggregate borrowings will go into place, while the companies in which a REIT fund invests may leverage a higher or lower percentage of their assets. Fourth, in addition to being subject to the risks of real estate investing, a REIT fund, unlike the TIAA Real Estate Account, is also subject to market risk and company risk. And finally, the investment performance of REIT funds can vary substantially from the performance of the Real Estate Account. For example, the Account’s volatility is significantly lower than that of REITs. Over the three-, five- and ten-year periods ended June 30, 2009, the TIAA Real Estate Account realized consistently lower annualized standard deviations than REITs (as measured by the FTSE NAREIT All REIT Index). Please see REA FAQ # F7 above for additional information. Also, please see REA FAQ # A3 for what the TIAA Real Estate Account can invest in.

18	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

G2.	WHY IS THE EXPENSE RATIO FOR THE REAL ESTATE ACCOUNT SO HIGH COMPARED WITH THOSE OF OTHER TIAA-CREF PRODUCTS?

The Real Estate Account’s expense ratio is high in relation to the expense ratios of other TIAA-CREF retirement products for several reasons. The Real Estate Account incurs expenses that do not affect other TIAA-CREF products, including independent fiduciary fees, appraisal fees, the liquidity guarantee premium and in-house asset management fees. However, it should be noted that when compared to the fees charged by competing variable annuities and mutual fund products across all Morningstar categories, we believe the Real Estate Account’s expense ratio is low.*

* The current total estimated annual expense deduction (for the May 1, 2009 to April 30, 2010 period) from the Account’s net assets is 1.010%.

For more information, please see the TIAA Real Estate Account Prospectus, under the Expense Deductions section.

G3.	WHERE CAN I GET MORE DETAILED INFORMATION ABOUT THE REAL ESTATE ACCOUNT?

On the TIAA-CREF website:

TIAA Real Estate Account Fact Sheet, which is updated on a quarterly basis

TIAA Real Estate Account Composite Index Comparison, which is updated on a quarterly basis

Securities and Exchange Commission (SEC) filings:

TIAA Real Estate Account Prospectus

TIAA Real Estate Account Form 10-Q

19	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

Annuity products are issued by TIAA (Teachers Insurance and Annuity Association), New York, NY.

Variable Annuity account options are available through contracts issued by TIAA or CREF. These contracts are designed for retirement or other long-term goals, and offer a variety of income options, including lifetime income. Payments from the variable annuity accounts [and mutual funds] are not guaranteed and will rise or fall based on investment performance. Mutual funds do not offer the range of income options available through annuities.

The risks associated with real estate ownership, include fluctuations in property values, higher expenses or lower income than expected and potential environmental problems and liability. For a more complete discussion of these and other risks, please consult the prospectus.

TIAA-CREF Individual & Institutional Services, LLC and Teachers Personal Investors Services, Inc. distribute securities products.

You should consider the investment objectives, risks, charges and expenses carefully before investing. This presentation must be preceded or accompanied by a current prospectus. Please call 888 842-0318 or go to tiaa-cref.org/advisors for additional copies that contain this and other information. Please read the prospectus carefully before investing.

The TIAA Real Estate Account has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the TIAA Real Estate Account has filed with the Securities and Exchange Commission for more complete information about the TIAA Real Estate Account and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov. Alternatively, the TIAA Real Estate Account, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 800 842-2776. The TIAA Real Estate Account prospectus may be accessed by clicking here:

TIAA Real Estate Account Prospectus

20	FREQUENTLY ASKED QUESTIONS

TIAA REAL ESTATE ACCOUNT FREQUENTLY ASKED QUESTIONS

Any guarantees under annuities issued by TIAA are subject to TIAA’s claims paying ability. Payments under CREF and the TIAA Real Estate Account are variable and will rise and fall based on investment performance.

© 2009 Teachers Insurance and Annuity Association – College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017-3206.

C44101 (0136)

21	FREQUENTLY ASKED QUESTIONS